Exhibit 99.1

For Immediate Release:
Thursday, September 25, 2003

Metrocall Contact:
Timothy J. Dietz
Director, Corporate Communications
& Investor Relations
(703) 660-6677x6231
dietzt@metrocall.com

Metrocall Shareholders Approve All
Proposals at Special Meeting

     Alexandria, VA, Thursday, September 25, 2003 — Metrocall Holdings, Inc. (OTCBB: MTOH), the nation’s second largest paging and wireless messaging company, today announced that all proposals contained in its proxy of August 7, 2003 were passed during a Special Meeting of the Stockholders on September 24, 2003. Metrocall shareholders approved several matters, including a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized common shares from 1,200,000 to 7,500,000.

     Metrocall’s board of directors, following the stockholders’ meeting, declared a common stock dividend of 4 shares of common stock for each share of common stock held by holders of record on October 6, 2003. The dividend will be effective on October 16, 2003.

     After the issuance of the common stock dividend and the previously announced $20.0 million redemption of approximately 1.8 million shares of preferred stock, to occur on September 30, 2003, Metrocall will have approximately 5.0 million common shares and 4.2 million shares of preferred stock issued and outstanding. Holders of Metrocall’s preferred stock will continue to have voting rights, which in the aggregate constitute 95% of the total voting power of the Company until such stock is fully redeemed. The increase in the number of shares of common stock outstanding also enables Metrocall to satisfy one of the listing criteria to apply for inclusion on the NASDAQ Small Cap market, which the Company expects to initiate during the fourth quarter of 2003.

     For more information on Metrocall’s special meeting of the stockholders please refer to the definitive proxy materials filed with the United States Securities and Exchange Commission on August 7, 2003.

About Metrocall, Inc.

     Metrocall, Inc., headquartered in Alexandria, Virginia, is the nation’s second largest narrowband wireless messaging provider offering paging products and other wireless services to business and individual subscribers. With national networks and operations, the Company provides reliable and cost effective wireless services that are well suited for solving the mobile business communication needs. Metrocall focuses on the business-to-business marketplace and supports organizations of all sizes, with a special emphasis on the medical and government sectors. In addition to traditional numeric and one-way text paging, the Company also offers two-way interactive advanced messaging, wireless e-mail solutions, as well as mobile voice and data services through AT&T Wireless and Nextel. Also, Metrocall offers Integrated Resource Management Systems with wireless connectivity solutions for medical, business and campus environments. For more information on Metrocall please visit our Web site and on-line store at www.metrocall.com or call 800-800-2337.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes “forward-looking statements,” within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that Metrocall Holdings expects or anticipates will occur in the future. A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. Business Risks include the possibility that two-way service may lack vendor support, quantity and quality. Please refer to Metrocall’s most recent quarterly report on Form 10-Q and annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.